Exhibit 5.1

12531 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON  FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

April 13, 2018

Netlist, Inc.

175 Technology Drive, Suite 150

Irvine, CA 92618

Re:                             Netlist, Inc. Amended and Restated 2006 Equity Incentive Plan
Employment Inducement Stock Option Award

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Netlist, Inc. (the “Company”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”), of (i) 1,200,000 shares (the “Plan Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), issuable under the Netlist, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”), and (ii) 300,000 shares of Common Stock (the “Inducement Award Shares” and, collectively with the Plan Shares, the “Shares”) issuable under an employment inducement stock option award granted to Rahul Advani (the “Inducement Award”).

We have examined the originals or photostatic or certified copies of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for rendering the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive the consideration for such Shares required by the terms of the Plan or the Inducement Award, as the case may be, which shall in each case be an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan or the Inducement Award, as the case may be, will be legally issued, fully paid and non-assessable shares of Common Stock.

The opinion rendered herein is based as to matters of law solely on the General Corporation Law of the State of Delaware, as currently in effect.  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.  As used herein, the term “General Corporation Law of the State of Delaware, as currently in effect” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This letter is furnished to you in connection with the filing by the Company of the Registration Statement and may not be relied upon for any other purpose without our express written consent.  No opinion may be implied or inferred beyond the opinion expressly stated herein.  This letter and the opinion rendered herein is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion rendered herein.

We consent to the filing of this letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP